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                                                                    EXHIBIT 99.1


               CLEAR CHANNEL COMMUNICATIONS ANNOUNCES DETAILS FOR
                     COMPLETION OF CCE SPINCO, INC. SPIN-OFF

           RECORD DATE OF DECEMBER 14, 2005 AND EXPECTED DISTRIBUTION
                           DATE OF DECEMBER 21, 2005

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SAN ANTONIO, DECEMBER 2, 2005 - Clear Channel Communications, Inc. (NYSE: CCU)
announced today that the spin-off of its wholly-owned subsidiary CCE Spinco, Inc. is expected to close December 21, 2005. Prior to the spin-off, Clear Channel Communications will transfer to CCE Spinco the business currently conducted by its Entertainment Group segment.

Under the terms of the transaction, Clear Channel Communications will distribute all of the shares of CCE Spinco common stock held by Clear Channel Communications to its stockholders by means of a share dividend. These shares represent all of CCE Spinco's outstanding common stock. Following the distribution, Clear Channel Communications will not own any shares of CCE Spinco, and CCE Spinco will be an independent, publicly-traded company listed under the symbol "LYV" on the New York Stock Exchange. Payment of the share dividend is subject to final clearance from the Securities and Exchange Commission and the New York Stock Exchange, closing of a senior secured credit facility for, and certain other securities offerings by, CCE Spinco, and other conditions set forth in the registration statement on Form 10, as amended, filed by CCE Spinco with the Securities and Exchange Commission.

The terms of the share dividend are as follows: Clear Channel Communications will distribute to each holder of Clear Channel Communications common stock one share of CCE Spinco common stock for every eight shares of Clear Channel Communications common stock held by such stockholder on December 14, 2005, the record date for the distribution. The distribution will occur on or about December 21, 2005. No fractional shares of CCE Spinco common stock will be distributed. In lieu of fractional shares, Clear Channel Communications stockholders will receive cash, which generally will be taxable. Given the nature of the transaction, any holder of Clear Channel Communications common stock who sells shares on or before the distribution date will also be selling their entitlement to receive shares of CCE Spinco common stock in the spin-off. Stockholders of Clear Channel Communications common stock are encouraged to consult with their financial advisors regarding the specific implications of selling Clear Channel Communications common stock before the spin-off.

No action is required by Clear Channel Communications stockholders to receive their CCE Spinco common stock, and Clear Channel Communications stockholders will not be required to surrender any Clear Channel Communications shares and generally will not be required to pay anything, other than any taxes due in respect of cash received in lieu of fractional share interests. Clear Channel Communications stockholders who hold Clear Channel Communications common stock as of the record date will receive a book-entry account statement reflecting their ownership of CCE Spinco common stock or their brokerage account will be credited for the shares.

Clear Channel Communications has received a ruling from the Internal Revenue Service to the effect that, based on certain facts, assumptions, representations and undertakings set forth in the ruling, the distribution generally will be tax-free to Clear Channel Communications and to its U.S. common stockholders, except in respect of cash received in lieu of fractional share interests. Clear Channel Communications will mail an information statement regarding CCE Spinco to all stockholders entitled to receive CCE Spinco common stock on or about December 15, 2005. The information statement will describe the new company, the procedures by which the distribution will be effected, the risks of holding CCE Spinco common stock and other details of the transaction. A copy of the information statement is included with the registration statement on Form 10, as amended, filed by CCE Spinco with the Securities and Exchange Commission in connection with the transaction and available at the Commission's website at http://www.sec.gov.

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Stockholders with inquiries should contact:

Clear Channel Communications, Inc.
P.O. Box 659512
San Antonio, TX 78265-9512
Attention: Investor Relations
(210) 822-2828


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RISKS

The following statements made in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Securities Litigation Reform Act of 1995: (1) the likelihood of and expected timing for completion of the spin-off transaction, (2) the anticipated listing of CCE Spinco on the New York Stock Exchange, (3) the expected date the shares of each company will trade as separate issues, (4) the timing and development of a "when-issued" trading market for CCE Spinco common stock, and (5) the timing of mailing of the information statement to Clear Channel Communications stockholders. These forward-looking statements are merely predictions and, therefore, they involve risks and uncertainties which could cause actual results to differ materially from the forward-looking statements set forth in this press release. These risks and uncertainties include, without limitation, the following: (1) the underlying assumptions and expectations related to the spin-off transaction proving to be inaccurate or unrealized, (2) the timing of the effectiveness of CCE Spinco's registration statement on Form 10 with the Securities and Exchange Commission,
(3) the timing of the New York Stock Exchange's approval for listing of CCE Spinco common stock, and (4) the inability to close in a timely fashion or at all the proposed CCE Spinco credit facility or the offering of certain other securities. Additional factors related to these and other expectations as well as additional conditions to the spin-off are detailed in the registration statement on Form 10, as amended, filed by CCE Spinco with the Securities and Exchange Commission.


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